As filed with the Securities and Exchange Commission on January 5, 2015

Registration No. 333-185144

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICON ECI FUND SIXTEEN

(Exact name of registrant as specified in its charter)

Delaware	7359	80-0860084
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Blake E. Estes
Senior Managing Director & Counsel
ICON Investments
3 Park Avenue, 36th Floor
New York, New York 10016
(212) 418-4700

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Deborah Schwager Froling, Esquire
Arent Fox LLP
1717 K Street, N.W.
Washington, DC 20006
(202) 857-6075

(Counsel to registrant)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

Deregistration of Class A Shares and Class I Shares

ICON ECI Fund Sixteen (“Fund Sixteen”) filed a Registration Statement on Form S-1, as amended (SEC File No. 333-185144) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on July 1, 2013, pursuant to which Fund Sixteen registered up to $250,000,000 of any combination of Class A shares and Class I shares (collectively, the “Shares”) under the Securities Act of 1933, as amended (the “Offering”). Of the $250,000,000 of Shares registered, $241,000,000 of Shares were offered to the public pursuant to the primary offering on a “best efforts” basis for $1,000 per Class A share and $930 per Class I share and up to $9,000,000 of Shares were offered pursuant to Fund Sixteen’s distribution reinvestment plan at a purchase price of $930 per Share.

Effective as of the close of business on December 31, 2014, Fund Sixteen terminated the Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the $250,000,000 of Shares registered, 17,188.769 Class A shares and 409.938 Class I shares were sold as of the termination date for gross proceeds of $17,088,362.37 and $381,245.76, respectively, including 16,784.988 Class A shares and 397.849 Class I shares sold pursuant to the primary offering for gross proceeds of $16,712,865.89 and $370,000.00, respectively, and 403.781 Class A shares and 12.089 Class I shares sold pursuant to the distribution reinvestment plan for gross proceeds of $375,496.48 and $11,245.76, respectively. Accordingly, Fund Sixteen hereby amends the Registration Statement to withdraw from registration $232,530,391.87 of Shares that remain unsold to the public.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 5, 2015.

ICON ECI FUND SIXTEEN (a Delaware statutory trust)
By: ICON MT 16, LLC, its Managing Owner
By: /s/ Michael A. Reisner Name: Michael A. Reisner Title: Co-Chief Executive Officer, Co-President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on January 5, 2015.

Signatures	Title(s)
/s/ Mark Gatto Mark Gatto	Co-Chief Executive Officer, Co-President and Director of the Managing Owner of the Registrant; Co-Principal Executive Officer
/s/ Michael A. Reisner Michael A. Reisner	Co-Chief Executive Officer, Co-President and Director of the Managing Owner of the Registrant; Co-Principal Executive Officer
/s/ Christine H. Yap Christine H. Yap	Principal Financial and Accounting Officer